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                                 [EXHIBIT 10.24]

SOBIESKI & BRADLEY
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Wholesale Insurance Brokers
Excess & Surplus Lines Brokers
Managing General Agents

                               PRODUCER AGREEMENT


BETWEEN:                     SOBIESKI & BRADLEY, INC.
                          650 EAST 4500 SOUTH, STE. 140
                           SALT LAKE CITY, UTAH 84107
                     (Hereafter referred to as "The Broker")

AND:                       BEEHIVE INSURANCE AGENCY, INC.
                               227 WEST 600 SOUTH
                             CEDAR CITY, UTAH 84101
                                  (Hereafter referred to as "The Producer")

EFFECTIVE DATE:  JANUARY 1, 1993

WHEREAS the Producer, subject to the requirements imposed by law in the jurisdiction(s) the Producer is authorized to operate in, is desirous of placing contracts of insurance with the Broker;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter expressed, it is mutually agreed that:

A. OWNERSHIP OF THE BUSINESS: The Broker recognizes the Producer owns the business subject to this agreement. However, in the event this agreement is canceled, ownership and control of the business shall be vested in the Broker to the extent necessary to satisfy the Producer's outstanding obligations to the Broker.

B. COMPLIANCE WITH STATUTES: The Producer warrants compliance with all applicable laws governing the conduct of business subject to this agreement, including payment of premium taxes and stamping fees, licensing, maintenance of trust funds in a fiduciary capacity, and all other applicable state and federal statutes.

C. AUTHORITY OF THE PRODUCER: The Producer is not an agent or an employee of the Broker. Unless given specific, prior authorization in writing by the Broker, the Producer is not permitted to:


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        1) Quote, bind, issue, amend or cancel any policy, contract, certificate, endorsement or other evidence of insurance on behalf of the Broker.
        2) Extend the due date for any monies owed to the Broker for business produced under this agreement.
        3) In any way obligate the Broker or any of the insurance carriers the Broker represents.
        4) Use or permit the use of the Broker's name or the name of the insurance carriers the Broker represents in any statement, advertisement, letter, circular, pamphlet, publication, document, or other literature.
        5) Assign claims adjusters or adjust losses.

D. PREMIUMS AND ACCOUNTS: The Broker shall furnish the Producer with invoices on each premium bearing transaction and, at the beginning of each month, a statement which indicates the net balance owed by the Producer. The Producer agrees to remit the net balance to the Broker by the date specified on the invoice.

The producer will be allowed to return uncollectible audit additional premiums and retrospective rating adjustments to the Broker only to the extent that the Broker is permitted to do so by the insurance carrier.

The Producer agrees to promptly reimburse the Broker for all costs and expenses incurred by the Broker in the collection of money owed by the Producer including, but not limited to, attorney's fees and interest at the rate of 1-1/2% of the outstanding net balance per month.

E. CLAIMS: The Producer shall immediately report all claims, suits and notices of loss to the Broker in writing and shall cooperate fully in the investigation, adjustment, settlement and payment of all claim. The Producer shall not make any statement or commit either the Broker or the insurance carrier in any way with respect to any claim arising out of business subject to this agreement.

F. PRODUCER'S INSURANCE: The Producer agrees to maintain errors and omissions insurance with limits of not less than $500,000 each claim and in the aggregate with an insurance company acceptable to the Broker.

G. CANCELLATION OF THE AGREEMENT: This agreement may be canceled at any time by either party by giving written notice to the other. After the date of this agreement, unless otherwise stipulated by the Broker, the Producer shall complete the normal services including the collection and payment to the Broker of all money owed on business subject to the agreement. In the event the Broker shall find it necessary to perform any of the services required of the Producer under this agreement, the Producer shall be liable all cost incidental thereto;

IN WITNESS THEREOF, THE PARTIES HEREBY HAVE SET THEIR HANDS IN SIGNATURE THIS
DATE:

THE BROKER:                                      THE PRODUCER:

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SOBIESKI & BRADLEY
BY MICHAEL SOBIESKI
DATED 1/6/93

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